SUB - ITEM 77D

The MFS Government Limited Maturity Fund, added disclosure regarding U.S. Government Securities in the Principal Investment Policies & Risks sections, as described in the prospectus contained in Post-Effective No. 25 to the Registration Statement (File Nos. 2-96738 and 811-4253), as filed with the
Securities and Exchange Commission via EDGAR on February 27, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.